                                                                Exhibit 10.36

                            STOCK PURCHASE AGREEMENT
                            ------------------------

Stock Purchase Agreement dated effective as of June 1, 1997 (this "Agreement"), by and between NSI Asia Pacific Ltd. a Cayman Islands corporation (the "Buyer"), and Papnet (Far East) Ltd., a Cayman Islands corporation (the "Seller") and each of the stockholders of the Seller set forth on the signature page hereto (collectively the "PFEL Stockholders"). Capitalized terms in this Agreement shall have the meanings set forth in Section 9 herein.

WHEREAS New System International, Ltd., a Hong Kong corporation (the "Company") is in the business of providing PAPNET (R) Pap smear testing services in Hong Kong

WHEREAS   the total authorized capital stock of the Company consists of 10,000 ordinary shares of HK$1 par value per share, all of which have been issued and are fully paid

WHEREAS the Seller beneficially owns all 10,000 issued shares of the Company (the "Shares") of which 9,999 shares are registered in the name of the Seller and 1 share is registered in the name of Rose Beauty Ltd. which holds the same as nominee for the Seller

WHEREAS  the Company is indebted to the Seller in the amount of the Loan

WHEREAS the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer the Shares and the Loan on the terms and conditions of this Agreement

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained of which the adequacy and sufficiency of such consideration is expressly acknowledged by the Buyer and the Seller, the parties hereto agree as follows.

1.    BASIC TRANSACTION.
     ------------------

(a)  Purchase and Sale of Shares and Loan.
     ------------------------------------

On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller the Shares and the Loan, and the Seller agrees to deliver and transfer to the Buyer, the Shares and the Loan free and clear of all claims, liens or encumbrances at the Closing for the consideration specified in paragraph (c) below in this Section 1.

(b)    Effective Time.
       --------------
The time of the Closing shall be "the Effective Time".

(c)    Purchase Price.
       ---------------

(i) The amount payable by the Buyer shall be calculated in accordance with the following: the base value of the Shares and the Loan shall be US$1,409,000 (One Million Four Hundred

Thousand United States Dollars) (the "Base Purchase Price"), which shall be adjusted in accordance with the calculations set forth on the pro-forma balance sheet of the Company as at May 30, 1997 (the "Pro-Forma Closing Accounts") attached hereto as Exhibit A, to reflect (1) addition to the Base Purchase Price of amounts equal to operating losses of the Company since December 1, 1996, such amount not to exceed US$50,000 per month; (2) addition to the Base Purchase Price of amounts equal to cash balances remaining in the Hong Kong and Beijing bank accounts of the Seller; (3) deduction from the Base Purchase Price of Liabilities payable by the Company (excluding the Loan) and (4) addition or deduction, as the case may be, of the net increase or decrease in the Company's book value of its Accounts Receivable balance from December 1, 1996 through May 30, 1997. The Base Purchase Price as adjusted in accordance with Exhibit A shall be referred to hereinafter as the "Adjusted Purchase Price" which shall be apportioned US$10,000.00 to the Shares and US$1,765,113.00 to the Loan.

(ii) The Buyer shall be entitled to retain a sum equal to the Outstanding Receivables or US$200,000, whichever is the lesser amount (the "Retention Fund") as security for the receipt by the Company of the Outstanding Receivables. The Buyer shall use its best endeavours to recover payment of the Outstanding Receivables within a 180 day period from Closing. Buyer shall render monthly statements to Seller as to the payment status of such Outstanding Receivables and shall with each such statement remit to the Seller any Outstanding Receivable amounts paid to the Company during the period covered by such statement. The Buyer shall not be obliged to take further action to recover any amount not paid within the period of 180 days from the Closing Date and shall be entitled to apply any remaining balance in the Retention Fund as consideration for the assignment of the remaining Outstanding Receivables from the Company to the Seller. The Company shall execute an assignment thereof to the Seller so that the Seller may take action to recover the same in its own name.

(iii) In the event that the Company's year-end audit discloses that the Liabilities (excluding the Loan) are found to exceed those stated in the Pro-Forma Closing Accounts, there shall be a reduction of the Adjusted Purchase price by the total amount of such excess. The Seller shall promptly deliver to the Buyer any balance due thereof. If such audit discloses a greater cash balance and/or a lesser amount of Liabilities payable at Closing than as set forth in the Pro-Forma Closing Accounts, the Buyer shall promptly remit to the Seller the difference of any such amounts.

(d)    The Closing.
       -----------

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company in Hong Kong upon the execution of this Agreement, but the rights of the Buyer to the Shares shall be deemed to have accrued as from 1st June 1997.

(e)  Deliveries at the Closing.
     -------------------------

At the Closing, (i) the Seller will execute, acknowledge and deliver to the Buyer the various Exhibits, Schedules, certificates, instruments, and documents referred to herein, such other instruments of sale, transfer and conveyance satisfactory to the Buyer as shall be effective for Buyer to take full, valid and enforceable right, title and ownership interest of the Shares and the Loan and such other documents that Buyer may reasonably request and (ii) Buyer will deliver to the Seller the consideration specified in Section 1(c) above.

2.   REPRESENTATIONS AND WARRANTIES OF THE SELLER.
     --------------------------------------------

The Seller represents and warrants to the Buyer as of the Closing Date, the following statements are correct and complete in all respects except where otherwise qualified or as may be set forth in a disclosure schedule arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2 and attached hereto (each, a "Disclosure Schedule") and the Seller has no Knowledge that any of the following statements contains a material misstatement or omission:

(a)  Organization and Authorization.
     ------------------------------

The Company is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong. The Company has the full corporate power and authority to conduct its business as and where such business has been and is now being conducted.

(b)   Authorization of Transaction.
      ----------------------------

The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and all related documents and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the board of directors of the Seller have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Company and the Seller have obtained all waivers, consents and approvals, a list of which appear on the attached Schedule 2(b), which are required or necessary for the consummation of all aspects of this transaction.

(c)    Noncontravention.
       -----------------

The execution and the delivery of this Agreement and any related documents, and the consummation of the transactions contemplated hereby and thereby, and all waivers, consents and permits obtained in connection herewith and therewith, will not materially (i) violate any organizational, governmental or contractual obligation of the Seller or the Company or (ii) conflict with, result in a breach of, constitute a default under any agreement or other arrangement to which the Seller or the Company is a party or by which any of them is bound.

(d)  Title to Assets and Good Repair.
     --------------------------------

The Company owns or is otherwise legally entitled to the use and possession of the Assets, free and clear of any Security Interest other than those listed on
Schedule 2(d) attached hereto and, with respect to tangible assets, the Assets are in good working order and repair, ordinary wear and tear excepted.

(e)  Joint Ventures and Operating Units.
     -----------------------------------

The Company has no subsidiary companies. There are no Partnerships or Joint Ventures in effect as of Closing Date as between the Company and any third party Persons. CompuScreen has all licenses, permits and authorizations necessary to carry on in Hong Kong the business in which it is engaged. The Company's representative offices in the People's Republic of China have all requisite licenses, permits and authorizations necessary for such representative offices.

(f)  Financial Statements and Receivables.
     -------------------------------------
Attached hereto as Schedule 2(f) are the following financial statements of the
Company:

(i) Audited Financial Statements for the period ended February 28, 1997, including: Auditors' Report, Profits and Loss account, balance sheet and notes to financial statements, audited by E&Y, referred to herein as the "Most Recent Financial Statements"; (ii) Audited Financial Statements for the fiscal years ended September 30, 1995 and 1996 including: Auditors' Report, Profit and Loss account, balance sheet and notes to financial statements, audited by Y.L. Fung & Company, referred to herein as the "Most Recent Fiscal Year End"; and (iii) A Proforma Balance Sheet of the Company as of May 30, 1997, Proforma Profit and Loss account for the Month of May, Unaudited Financial Statements for the period March 1, 1997, through April 30, 1997, referred to herein as the "unaudited interim financial statements for the period up to the Closing Date". The documents referred to in the foregoing clauses (i), (ii) and (iii) of this paragraph (f) are collectively referred to hereinafter as the "Financial Statements".

The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistence basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates. The results of operations of the Company for such periods are consistent with the books and records of the Company. All material notes and accounts receivable of the Company are reflected properly on their respective books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectable in accordance with their terms at their recorded amounts.

The Financial Statements including the unaudited interim financial statements for the period up to the Closing Date fairly present the information purported to be included therein. Such Financial Statements were prepared from the books and records of the Company in conformity with generally accepted accounting principles, in each case applied on the same basis unless otherwise indicated in the notes thereto, and reflect all adjustments necessary for a fair presentation of the interim financial statements. All material transactions have been properly recorded in the accounting records underlying these financial statements.

There have been no significant changes in the internal control structure or manner in which transactions are recorded, classified, and summarized in the preparation of the interim financial information from internal control structure and accounting systems in effect during the preceding period up to the Closing Date.

There have been no significant changes in the capital accounts, long-term debt, or net current assets (or liabilities) from the Most Recent Financial Statements date up to the Closing Date.

No events or transactions have occurred since February 28, 1997, that would have a material effect on the interim financial statements up to the Closing Date that are such of significance in relation to the Company's affairs to require mention in a note to the audited financial statements in order to make them not misleading regarding the financial position, results of operation, or cash flows of the Company.

To the knowledge of Seller, all accounts receivable as of Closing Date are fully collectable. In accordance with the terms and conditions set forth under Section one herein with respect to the Adjusted Purchase Price, Seller undertakes to indemnify the Buyer for all Outstanding Receivables which are not collected within 180 days from the Closing Date.

(g)  Legal Compliance.
     ----------------

The Company has (i) complied and is in compliance with all applicable laws and regulations in Hong Kong, and (ii) no Material Adverse Consequences are known, filed or commenced against the Company with respect to any failure so to comply, unless singly or in the aggregate noncompliance would not have Material Adverse Consequences for the Company.

(h)  Tax Matters.
     -----------

The Company has filed all Tax Returns that it was required to file in Hong Kong. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) in Hong Kong have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No Company director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth on Disclosure Schedule 2(h), there is no audit, dispute or claim concerning any Tax Liability of any of the Company and there is no Basis for any such action. The Company has delivered to the Buyer materially correct and complete copies of all income Tax Returns filed by the Company since December 31, 1994. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Company has not entered into any tax sharing or similar agreements.

(i)  Business Operation and Preservation.
     -----------------------------------

Since September 30, 1996, the Company has operated its business in good faith in the Ordinary Course of Business; the Company has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business.

(j)  Real Property.
     -------------

(i)   Disclosure Schedule 2(j) lists all real property that any of the Company owns.
(ii) Disclosure Schedule 2(j) lists and describes briefly all real property leased or subleased to the Company (including the duration of each such lease). The Company has delivered to the Buyer materially correct and complete copies of the leases and subleases listed in Disclosure Schedule 2(j). With respect to each lease and sublease listed in Disclosure Schedule 2(j): (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;
(b) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the
consummation of the transactions contemplated hereby; (c)   all facilities
leased or subleased thereunder have received all waivers, consents and approvals of any third parties or governmental authorities (including licenses and permits), as the case may be, required in connection with the operation thereof;
(d) all such facilities have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects; and

(e) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the lease agreement.

(k)  Intellectual Property.
     ---------------------
  (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property reasonably necessary for the operation of the businesses of the Company as presently conducted;
  (ii) The Company does not know of any Person who has, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties.

(l)  Contracts.
     ----------

Disclosure Schedule 2(l) lists all material contracts, agreements and other understandings to which any of the Company is a party (including oral
agreements).   The Company has delivered to the Buyer a materially correct and complete copy of each written agreement listed in Disclosure Schedule 2(l) (each, as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Disclosure Schedule 2(l). In all material respects, each such agreement:
(a)  is legal, valid, binding, enforceable, and in full force and effect;
(b) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;
(c) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and
(d) all waivers, consents and approvals of any third parties or governmental authorities have been obtained (including any licenses and permits required directly or indirectly in connection therewith) with respect to any such agreements.

(m)  Insurance.
     ----------
Disclosure Schedule 2(m) briefly describes each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety or similar arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage at any time since inception. With respect to the material aspects of each such insurance policy: (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (d) all waivers, consents and approvals of any third parties and/or governmental authorities have been obtained (including any licenses and permits required directly or indirectly in connection therewith) with respect to the transfer and assumption of any such insurance. Disclosure Schedule 2(m) describes any self-insurance arrangements affecting the Company.

(n)  Litigation.
     -----------
Disclosure Schedule 2(n) sets forth each instance in which any of the Company is subject to any material outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Company, is threatened to be made a party to any material action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

(o)  Employees and Employee Benefits.
     -------------------------------
Disclosure Schedule 2(o) sets forth the name of each employee, consultant, agent or representative of the Company and the principal place of business of such person. Disclosure Schedule 2(o) lists each material employee non-cash compensation plan, retirement plan, material fringe benefit plan or similar program, other than ordinary cash compensation, that the Company maintains or to which the Company contributes.

(p)  Environment, Health, and Safety.
     -------------------------------
Except as set forth on Disclosure Schedule 2(p), (i) the Company has materially complied with all Environmental, Health, and Safety Laws, and such has no Knowledge or Basis for Knowledge that any material action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed, commenced or is threatened against the Company alleging any failure so to comply.

(q)  Capitalization, Stock Ownership and Records
     -------------------------------------------
The authorized capital stock of the Company consists of 10,000 ordinary shares of HK$1 par value per share, all of which have been issued and are fully paid up. The Company's corporate minutes, books and records are complete and correct in all material respects and have been maintained in accordance with good business practice and all applicable material laws, regulations and other legal requirements. Prior to the execution and delivery of this Agreement, the Company has made available to Buyer all of these books and records and all other documents relating to the business of the Company.

3.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  BUYER.
    -------------------------------------------------
The Buyer represents and warrants to the Company that the statements contained in this Section 3 are correct and complete in all respects as of the Closing Date except where qualified otherwise and the Buyer has no Knowledge that any of the following statements contains a material misstatement or omission:

(a)  Organization of the Buyer.
     -------------------------
The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b)   Authorization of Transaction.
      ----------------------------
The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and all related documents and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the board of directors of the Buyer have duly authorized the execution, delivery, and performance of this Agreement by the Buyer.

(c)    Noncontravention.
       -----------------

The execution and the delivery of this Agreement, and the consummation of the transactions contemplated hereby, and all consents and permits obtained in connection herewith and therewith, will not materially (i) violate any organizational, governmental or contractual obligation of the Buyer (ii) conflict with, result in a breach of, constitute a default under any agreement or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject or (iii) or result in Material Adverse Consequences with respect to the Buyer .

4.    CONDITIONS  TO  OBLIGATION  TO  CLOSE.
      -------------------------------------

(a)  Conditions to Obligation of the Buyer.
     ---------------------------------------
The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:
(i) the representations and warranties of Section 2 above shall be true, correct and complete in all respects, except where otherwise qualified or as may be set forth in a Disclosure Schedule attached hereto and none of such statements or disclosures shall contain a material misstatement or omission as of the Closing Date;
(ii) The Seller shall have performed and complied with all of their covenants hereunder through the Closing;
(iii) the Seller shall have procured any and all material third party or governmental consents or authorizations required to consummate the transactions contemplated herein;
(iv) no material action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any jurisdiction against the Company;
(v) The individuals listed on the attached Schedule A shall have entered into Employment Agreements and each of the same shall be in effect simultaneously at the Closing;
(vi) the Company shall have paid any and all of its outstanding Liabilities except for the Loan and the accounts payable and accrued expenses recorded under Current Liabilities in the Closing Accounts;
(vii) the Company shall have delivered to Buyer an officer's certificate in the form of Exhibit X attached hereto;
(iix) the Seller shall have delivered such other documents as the Buyer may reasonably request on or prior to the Closing Date to consummate the Closing of this Agreement and the transactions contemplated herein including termination of the management services agreement between the Buyer and PFEL.

(b)   Conditions to Obligation of the Company.
      ---------------------------------------
The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

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

(i) the representations and warranties set forth in Section 3 above shall be true, correct and complete in all respects, except where otherwise qualified and none of such statements or disclosures shall contain a material misstatement or omission as of the Closing Date;
(ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;
(iii)  the Buyer shall deliver the Purchase Price; and
(iv) the Buyer shall deliver such other documents as the Company may reasonably request on or prior to the Closing Date to consummate the Closing of this Agreement and the transactions contemplated herein.

5.   REPRESENTATIONS  AND  WARRANTIES  OF THE  PFEL  STOCKHOLDERS
     ------------------------------------------------------------

Each PFEL Stockholder warrants to the Buyer individually, not jointly, that as of Closing Date:
(a) The PFEL Stockholder is not aware of any legal Liability of the Company that has not been disclosed in writing to the Buyer.
(b) Where a PFEL Stockholder has acted in an executive capacity on behalf of the Company, he has not, except in the Ordinary Course of Business, taken any action to create any legal Liability on behalf of the Company.
(c) Where a PFEL Stockholder has not acted in an executive capacity on behalf of the Company, he has not taken any action to create any legal Liability on behalf of the Company.
(d) If the PFEL Stockholder is a corporation, the PFEL Stockholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.
(e) In the event that any PFEL Stockholder breaches any of its representations, warranties or covenants contained in this Agreement, such PFEL Stockholder individually, not jointly, such that one PFEL Stockholder agrees to indemnify hold harmless and defend the Buyer from and against the entirety of any Material Adverse Consequences the Buyer may suffer so long as provided the Buyer makes a written claim for indemnification against such PFEL Stockholder and such Material Adverse Consequences arise during the survival period of this Agreement, resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), provided, however, that such PFEL Stockholder shall not be liable for a breach of the warranty set forth in Section 5(a) herein except where there has been fraud or deliberate concealment on his part.
(f) The PFEL Stockholder has full power and authority (including, if the PFEL Stockholder is a corporation, full corporate power and authority) to execute and deliver this Agreement and all related documents and to perform his or her obligations hereunder and thereunder. Without limiting the generality of the foregoing, for each PFEL Stockholder that is a corporation, the board of directors and the stockholders of such corporation have duly authorized the execution, delivery, and performance of this Agreement and such PFEL Stockholder has obtained all waivers, consents and approvals in respect of its corporate capacity which are required or necessary for the consummation of this transaction. This
Agreement constitutes the valid and legally binding obligation of the PFEL Stockholder, enforceable in accordance with its terms and conditions.
(g) The execution and the delivery of this Agreement and any related documents by the PFEL Stockholder, the performance by the PFEL Stockholder of his or her obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby, and all consents and permits obtained in connection herewith and therewith, will not materially (i) violate any organizational, governmental or contractual obligation or (ii) conflict with, result in a breach of, constitute a default under, result in Material Adverse Consequences under any agreement or other arrangement to which any of such Persons is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets); Each PFEL Stockholder has obtained any and all waivers, consents or approvals required by any third parties or governmental authorities with respect to PFEL Stockholder's obligations under this Agreement and any related agreement executed by PFEL Stockholder.

6.    POST-CLOSING  COVENANTS.
     ------------------------

The Company and each PFEL Stockholder agrees as follows with respect to the period following the Closing.

(a)   General.
      --------

In case at any time after the Closing any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the transactions contemplated herein, as determined in Buyer's reasonable discretion, the Seller will take such further action (including the execution and delivery of such further instruments and documents), all at the sole cost and expense of the Buyer (unless the Buyer is entitled to indemnification as set forth below), including contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or similar circumstance.

(b)   Transition.
      ------------

The Seller and each PFEL Stockholder will not solicit or take any action that is designed or intended to have the effect of discouraging any employee lessor, licensor, customer, supplier, or other business associate of any of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

(c)    Confidentiality.
       ----------------

The Seller and each PFEL Stockholder will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly at Closing to the Buyer all tangible embodiments and all digital media copies of the Confidential Information which are in its, his or her possession.

(d)   Covenant Not to Compete.
      -----------------------

Except as provided in an Employment Agreement with Buyer, for a period of three years from and after the Closing Date, each PFEL Stockholder and the Seller will not engage directly or indirectly including managing, financing, consulting, owning or being in the employment of any business of automated or semi automated cytological testing (other than as a client of any company which is an Affiliate of the Buyer), provided, however, that (i) ownership of less than 5% of the outstanding stock of any publicly traded corporation and/or (ii) ownership of any amount of stock of Neuromedical Systems, Inc., or any or its Subsidiaries, shall in either case be deemed not to be engaged by reason thereof in any of the business above described. If the final judgment of a court of competent jurisdiction declares that any term or provision of this paragraph is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this provision shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

7.   INDEMNIFICATION.
     ---------------

(a)    Survival.
       ---------

All of the representations and warranties of the Buyer, the Company, the Seller and the PFEL Stockholders contained in this Agreement shall survive the Closing and continue in full force and effect for a period of three (3) years thereafter.

(b)    Indemnification of Buyer.
       ------------------------

In the event the Seller breaches any of its representations, warranties, and covenants contained in this Agreement provided that the Buyer makes a written claim for indemnification against the Seller, then the Seller agrees to indemnify hold harmless and defend the Buyer from and against the entirety of any Material Adverse Consequences the Buyer may suffer so long as such Material Adverse Consequences arise during the survival period of this Agreement, resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Indemnification provided for herein shall be limited to the Purchase Price hereof, except the indemnity shall not be so limited in the case of any (x) fraud, (y) Material Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any disclosure set forth on a Disclosure Schedule which qualifies any of the representations and warranties of the Seller.

(c)  Indemnification of PFEL Stockholders.
     ------------------------------------

In the event the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, provided that the Seller makes a written claim for indemnification against the Buyer, then the Buyer agrees to indemnify the Seller from and against the entirety of any Material Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Material Adverse Consequences the Seller may suffer so long as such Material Adverse Consequences arise during the survival period of this Agreement) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), provided, however, that the indemnification provided for herein shall be limited to the Purchase Price hereof.

(d)  Representation.
     ---------------

(i) If any third party shall notify any of Buyer, the Seller or any PFEL Stockholder (each, an "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party"), then the

Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified
Party in notifying any Indemnifying Party shall relieve the Indemnifying
Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.
(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after notice of the Third Party Claim; and (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief.
(iii) So long as the Indemnifying Party is conducting the defence of the Third Party Claim (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defence of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and
(C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).


8.   MISCELLANEOUS.
     -------------

(a)    No Third Party Beneficiaries.
       ----------------------------
This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b)    Entire Agreement.
       ----------------
This Agreement (including the Exhibits, Schedules and other documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c)   Succession and Assignment.
      -------------------------
This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that without such written approval the Buyer may (i) assign any or all of its rights and interest hereunder to one or more Persons and (ii) designate one or more Persons to perform its obligations hereunder.

(d)   Execution and Counterparts.
      --------------------------
This Agreement may be executed via facsimile in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument, provided that actual execution exemplars of each such facsimile signature must be forwarded and delivered to the other Parties no later than ten (10) days following the Closing.

(e)    Headings.
       --------
The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)   Notices.
      -------

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer:
NSI  Asia Pacific Ltd.
C/O Neuromedical Systems, Inc.
Two Executive Blvd.,
Suffern,  NY 10901
U.S.A.

With a copy to:
NEUROMEDICAL SYSTEMS, INC.
Two Executive Boulevard
Suffern, NY 10901;
Attention: John B. Henneman, III
Facsimile: (914) 368-4068

If to the PFEL:
Papnet (Far East) Ltd.
2nd Floor, Zephyr House,
Mary Street, PO Box 709.
George Town, Cayman Islands


If to Rose Beauty:
Rose Beauty Ltd.
PO Box 659,
Road Town
Tortola,
British Virgin Islands

If to the PFEL Stockholders:

Dr. Stephen Ng, M.D.            Madam Marie Foo
18 La Costa,                    18 La Costa,
Apt.3B                          Apt. 3B
Discovery Bay                   Discovery Bay
Hong Kong                       Hong Kong

Dr. Vincent Leung, M.D.         Rose Beauty Ltd.
Room 207, Sino Centre.          PO Box 659, Road Town,
582 Nathan Road                 Tortola, British Virgin Islands
Kowloon
Hong Kong

SCM Limited                     Five Peaks Limited
9B Cindic Tower                 820 Swire House
128 Gloucester Road             Chater Road
Wanchai                         Central
Hong Kong                       Hong Kong

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including facsimile, personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(g)  Governing Law and Jurisdiction.
     ------------------------------
This Agreement shall be governed by and construed in accordance with the domestic laws of England without giving effect to any choice or conflict of law provision or rule (whether of England or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than England. Each of the Parties submits to the jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defence of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9(f) above.

(h)   Amendments and Waivers.
      ----------------------
No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Company. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i)   Severability.
      ------------
Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j)   Construction.
      -------------
The Parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation.

(k)   Specific Performance.
      --------------------
Each of the Buyer, the Seller and the PFEL Stockholders acknowledges and agrees that each such Party may be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties, individually, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of equity or law having jurisdiction over the Parties and the matter, at law or in equity.

(l)   Expenses.
      --------
The Parties shall each bear their own costs and expenses incurred in connection with the transactions contemplated in this Agreement including, without limitation, the fees and expenses of their counsel and accountants, provided, however, that Hong Kong stock transfer stamp duties shall be shared equally be each of PFEL (as agent for the Seller) and the Buyer.

(m)  Risk of Loss.
     --------------
The risk of loss of the Acquired Assets shall remain with the Company until the Closing.

(n)  Remedies Cumulative.
     -------------------
No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available hereunder, at law or in equity to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

(o)  Confidential Information and Publicity.
     --------------------------------------
No party hereto shall make any public disclosure of the specific terms of this Agreement, except as required by law. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each of the Parties acknowledges that certain confidential information relating to such Parties may be disclosed to another Party. Each Party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except as reasonably necessary to discuss the transactions contemplated herein with attorneys, advisors, consultants, and Affiliates, and except as required to comply with any law or any provision of this Agreement or related documents necessary to consummate the transactions contemplated herein.

9.  DEFINITIONS.
    -----------
"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934.

"Assets" means: (i) all of the assets of the Company, including, but not limited to the Company's (a) representative offices in the Peoples Republic of China;
(b) CompuScreen, (c) real property and fixtures (d) personal property, (e) Intellectual Property, (f) equipment and real property leases, (g) agreements
                        -
and contracts, (h) accounts receivable for services rendered (i) claims, deposits, prepayments, and refunds, (j) approvals, permits, licenses, registrations, certificates and similar rights obtained from governments and governmental agencies, and (k) software, data, books, records, ledgers, files, documents, correspondence, lists (including customer lists), advertising and promotional materials, studies, reports, and any other printed, written or digital materials.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Buyer" has the meaning set forth in the Recitals of this Agreement above except with respect to Section 8 in which case it shall mean Buyer, its officers, directors, employees, agents, representatives, stockholders and their respective successors and assigns.

"Closing Date" has the meaning set forth in Section 1(d).

"Closing Financial Statement" has the meaning set forth in Section 5.

"Closing" has the meaning set forth in Section 1(d).

"Company Share" means any equity ownership share of the Company.

"Company" has the meaning set forth in the Recitals of this Agreement.

"CompuScreen" means the Company's Hong Kong medical diagnostic laboratory doing business under the name of CompuScreen.

"Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

"Disclosure Schedule" has the meaning set forth in Section 2.

"Effective Time" has the meaning set forth in Section 1(b).

"Employment Agreements" shall mean the employment agreements entered into by each of the persons listed on the attached Schedule D.

"Environmental, Health, and Safety Laws" means any one or more laws, statutes, rules, common law holdings, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety.

"Financial Statements" has the meaning set forth in Section 2(f).

"GAAP" means generally accepted accounting principles as in effect from time to time.

"Indemnified Party" has the meaning set forth in Section 7(d).

"Indemnifying Party" has the meaning set forth in Section 7(d).

"Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

"Joint Venture" means any contract, agreement or understanding between one or more of the Company and any other Persons to undertake, contribute to or engage in any activity, in either a direct, intermediary or indirect capacity, and share or allocate as between such parties or Persons any portion of the capital, financing, labor, material, Intellectual Property, real or personal property, costs, expenses, profits, Liabilities or losses related either directly or indirectly to such activity.

"Knowledge" means actual knowledge after reasonable investigation.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes, royalties or commissions.

"Material Adverse Consequences" means any of one or more of the following which is subject in amount, singly or in the aggregate, to US$5,000 or more: any actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Most Recent Financial Statements" has the meaning set forth in Section 2(f).

"Most Recent Fiscal Year End" has the meaning set forth in Section 2(f).

"Ordinary Course of Business" means the ordinary course of business consistent with past day-to-day custom and practice (including with respect to quantity and frequency) as such business has been conducted during the calendar years of 1995, 1996 and 1997.

"Partnership" means any contract, agreement or understanding between one or more of the Company and any other Persons to undertake, contribute to or engage in any plan or activity, in either a direct, intermediary or indirect capacity, and share or allocate as between such parties or Persons any portion of the capital, financing, labor, material, Intellectual Property, real or personal property, costs, expenses, profits, Liabilities or losses related either directly or indirectly to such plan or activity.

"Party" means, individually, each of the Buyer, the Company and each of the PFEL Stockholders, and collectively, "Parties" means all of the foregoing.

"Payroll Expenses" means the aggregate of the Company's unpaid payroll expenses accrued from December 1, 1996 until the Closing Date (such expenses in accordance with the Financial Statements and the Closing Financial Statement).

"Person" means an individual, partnership, corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"PFEL" has the meaning set forth in the Recitals of this Agreement.

"PFEL Stockholder " means any Person who holds any PFEL equity shares.

"Pro-Forma Financial Statement" means a pro-forma balance sheet, statement of income, changes in stockholder's equity and cash flow of the Company as of March 28, 1997.

"Purchase Price" has the meaning set forth in Section 1(c).

"Retention Fund" has the meaning set forth in Section 1(c).

"Rose Beauty" has the meaning set forth in the Recitals of this Agreement.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any material mortgage, pledge, claim, lien, encumbrance, charge, or other security interest.

"Sellers" shall have the meaning set forth in the Recitals of this Agreement.

"Shares" means all issued and outstanding stock of the Company as of the Closing.

     "Subsidiary" means any entity with respect to which a specified Person (or a Subsidiary thereof) owns 1% or more of the equity ownership thereof or has the power to vote, by ownership, agreement, understanding or otherwise, or direct the voting of sufficient securities to elect one or more directors.

"Tax Liability" has the combined meanings of the definitions of "Tax" and "Liability."

"Tax Return" means any return, declaration, report, claim for refund, or information return, examination reports, statements of deficiencies assessed against or agreed to, or any other statement relating to Taxes, any schedule or attachment to any such item and any amendment thereof.

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, bulk sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Third Party Claim" has the meaning set forth in Section 7(d)

10. This Agreement may be executed by the parties on different copies and where all parties have executed this Agreement such executed copies shall together constitute a duly executed copy of this Agreement.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

NSI  ASIA  PACIFIC  LTD.
  By: /s/ Richard Or
  Title: General Manager

PAPNET (FAR EAST) LTD.
  By: /s/ Stephen Ng, M.D.
  Title: President



                  [Signatures Continue on the Following Page]

PFEL STOCKHOLDERS with respect to Sections 5, 6 and 7 and such of the definitions in this Agreement applicable to such Sections:

  /s/ Stephen Ng, M.D.
  Stephen Ng, M.D.

  /s/ Marie Foo
  Marie Foo

  /s/ Vincent Leung
  Vincent Leung

  ROSE BEAUTY
     By:  /s/ Gabriel Yu
     Title:  Director

  SCM LTD.
     By:  /s/ Dan Souza
     Title:  President

  FIVE PEAKS LTD.
     By:  /s/ Laurence S. Fong
     Title:  Director